UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2025

TPG Twin Brook Capital Income Fund
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56502	88-6103622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

245 Park Avenue, 26th Floor,
New York, NY 10167
(Address of Principal Executive Offices, Zip Code)

(212) 692-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

Portfolio Commentary

(All data as of September 30, 2025, unless otherwise noted)

TPG Twin Brook Capital Income Fund (“TCAP”) has built its portfolio with the objective of generating attractive, consistent total returns across market cycles. TCAP continues to deliver strong performance, outperforming leveraged loans(1) and fixed income(2) markets year-to-date by 280bps and 140bps, respectively. While headlines focused on credit markets have raised concerns regarding credit quality, we remain confident in TCAP’s portfolio that has been built defensively to be resilient across market cycles. We believe the following characteristics of our strategy support this objective:

•Cash Flow Senior Secured Lending: TCAP’s portfolio consists of 100% first lien senior secured debt investments(3) in portfolio companies that have a demonstrated track record of cash flow generation. TCAP’s portfolio does not include any annualized recurring revenue transactions, asset-based or broadly syndicated loans, which we believe contribute to volatility.
•Differentiated Business Selection: With a keen focus on the lower middle market, and an average EBITDA of $18.2 million at origination,(4) Twin Brook Capital Partners, LLC (“TPG Twin Brook”) is able to secure covenants and revolvers(5)(6) in 100% of its investments, which are two important hallmarks of our active portfolio management approach, which we believe is achievable in the lower middle market.
•Resilient Portfolio: TCAP’s portfolio is comprised of all directly originated loans, with no exposure to the broadly syndicated loan (“BSL”) market. As a result of our lower middle market focus and thorough underwriting process, TCAP’s average portfolio company has a loan-to-value ratio of 40%,(7) which has been relatively stable since inception, and an interest coverage ratio of 2.3x.(8) 100% of the loans in TCAP’s portfolio are to private equity sponsored companies,(9) and TPG Twin Brook is a lead lender(10) for nearly all loans in TCAP’s portfolio. We believe these characteristics, along with others, have led to competitive payment-in-kind (“PIK”) and non-accrual rates of 1.2%(11) and 0.2%(12), respectively, no change from the prior quarter.
•Established Origination Capabilities: TPG Twin Brook has established itself as a leader within the lower middle market. For the third quarter of 2025, TPG Twin Brook was the third and fifth most active lender for Lead and All Roles, respectively.(13)

Direct Lending Market Commentary: Deal activity was slower than expected in third quarter, disrupted by lingering effects of tariff announcements and volatility presented in the prior quarter. However, year-to-date volume for sponsored middle market lending was strong, outpacing the prior year by nearly 10%.(14) Many lenders, including TPG Twin Brook, have noted an increase in pipeline at the start of the fourth quarter, signaling optimism for the remainder of the year and 2026.

Competitive dynamics and slower than expected M&A activity have put downward pressure on spreads, especially for loans that are perceived as high quality, with lower mid-market spreads offering an average premium of 15 basis points to the larger markets.(15) Of note, TCAP’s weighted average spread has remained consistent quarter-over-quarter. While TPG Twin Brook has observed increased competition, we believe these dynamics are muted in the lower middle market where TCAP invests, compared to the larger market where borrowers typically have access to the BSL market and spreads are as low as they have been since the 2008 financial crisis at 351 basis points as of quarter-end.(16) As a result, larger borrowers often refinance into the BSL market, as evidenced by evenly matched takeouts between the syndicated and private credit markets year-to-date,(16) as well as a higher proportion of refinancing deal activity in the core (15%) and upper (~20%) mid-markets versus the lower mid-market (10%).(17)

Recent noise in the credit markets has primarily been driven by a number of unexpected defaults in the leveraged loan market, such as First Brands and Tricolor, which have driven negative sentiment broadly and raised concerns that there may be fundamental weakness in the private credit market. We believe private credit and TCAP in particular is well positioned as a result of thorough underwriting processes, conservative portfolio company leverage, simple capital structures in the lower middle market and the potential for lender protections in the credit agreement. These protections are typically in the form of covenants and/or other restrictions that aim to provide transparency to lenders, and therefore provides the opportunity for risk mitigation through active management processes. Modest movement in net asset value should be expected for private credit funds, as valuations are updated based on fundamentals, rather than market-driven pricing for “quoted” assets such as BSLs. This is an advantage for TCAP which has no exposure to BSLs.

We believe the lower middle market value proposition continues to be strong and differentiated, benefiting from less competition than investment strategies focused on larger companies, stronger lender protections, and the potential for strong risk-adjusted returns. TCAP is well positioned to take advantage of the robust opportunity set within its niche of the lower middle market.

TCAP’s Summary Statistics		TCAP’s Portfolio Company Statistics
Inception-to-date total net return (Class I)(18)	9.7%	Average Issuer EBITDA(4)	$18.2M
Annualized Distribution Rate (Class I)(19)	11.0%	Average loan-to-value(7)	40%
TCAP Distribution Spread(20)		Interest Coverage Ratio(8)	2.3x
–Average 3-Month Daily SOFR	683 bps	Transaction Leadership(10)	~100%
–Cliffwater Direct Lending Index - Senior	122 bps	Sponsored Investments(9)	100%
TCAP Excess Returns(21)		Transactions with Covenants(5)	100%
–3Q25 Excess Total Return over Leveraged Loans	40 bps	Transactions with Revolvers(6)	100%
–1 Year Excess Total Return over Leveraged Loans	290 bps	Average Position Size(31)	0.39%
–1 Year Excess Total Return over Non-Listed BDCs	130 bps
Assets		TCAP’s Private Debt Investments in New Portfolio Companies in Q3’25 Statistics
First Lien Senior Secured Debt(3)	100%	New Loans Originated(32)	15
Floating Rate Investments(22)	~100%	Amount Committed to New Loans(33)	$567M
Private Investments (Level 3)(23)	100%	Offering Proceeds(34)	$235M
Non-accruals (at cost)(12)	0.2%	First Lien Senior Secured Debt(3)	100%
Payment-in-kind interest(11)	1.2%	Weighted average yield(35)	9.1%
Liabilities		TCAP sole/lead lender(10)	~100%
Debt-to-equity ratio(24)	0.9x

Direct Lending Market Statistics
Market Size(25)	$1.4 trillion
Share of Private Credit Fundraising(26)	36%
Share of LBOs Financed in Private Credit Markets(27)	85%
Sponsored Middle Market Lending Year-to-Date Volume(28)	$140 billion
Lower Middle Market Share of M&A Volume(29)	35%
Share of Lower Middle Market Activity Representing M&A Volume(30)	75%

End Notes

Note: Data is as of September 30, 2025 unless otherwise indicated. Reflects TPG Twin Brook’s views and beliefs as of the date of this report only, which is subject to change. Returns for periods greater than one year are annualized.

Past performance is no guarantee of future results. There can be no assurance that TCAP will achieve results comparable to those of any of TPG Twin Brook’s prior funds or be able to implement its investment strategy, achieve its investment objectives or avoid significant losses. There can be no assurances that any of the trends described herein will continue or will not reverse.

(1)Leveraged Loans represented by the Morningstar LSTA US Leveraged Loan Index, which returned 4.7% year-to-date through September 30, 2025.
(2)Fixed Income represented by the Bloomberg US Aggregate Index, which returned 6.1% year-to-date through September 30, 2025.
(3)Represents senior secured first lien debt as a percentage of total debt investments and excludes TCAP’s equity investments.
(4)Earnings before interest, taxes, depreciation and amortization. Calculated as a weighted average at investment closing.
(5)Represents transactions including one or more financial covenants in the credit agreement.
(6)Represents transactions where TCAP holds the revolving line of credit facility.
(7)Loan-to-value calculation uses the weighted average of all term loans, funded delay draw term loans, and funded revolvers, in each case as of investment close date.
(8)Interest coverage ratio is estimated as the ratio of LTM EBITDA to cash interest paid using average 3-month daily SOFR as of September 30, 2025. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by TCAP, may reflect a normalized or adjusted amount, and are generally 90 days in arrears. Accordingly, TCAP makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates.
(9)Represents the number of transactions with portfolio companies that are owned by a private equity firm.
(10)Includes all private debt investments in new portfolio companies funded from January 1, 2025 to September 30, 2025 (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods). TCAP is categorized as sole or lead lender where TCAP held the total facility at closing or had a “Lead Arranger” designation.
(11)Calculated as payment-in-kind interest as a share of total investment income earned for the three months ended September 30, 2025.
(12)As of September 30, 2025. Calculated as the amortized cost of loans on non-accrual divided by total amortized cost of the TCAP portfolio. Based on the fair market value of the TCAP portfolio, TCAP’s non-accrual rate is 0.1%. Loans are generally placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.
(13)KBRA Direct Lending Deals Official 3Q25 Rankings: All Participants in Senior Deals and Lead or Co-Lead Role in a Senior Deal. Subject to KBRA’s dataset which does not include all direct lending managers.
(14)LSEG LPC’s 3Q25 US Sponsored Market Private Deal Analysis; Sponsored Middle Market Loan Volume (Syndicated and Direct).
(15)KBRA DLD Insights and Outlook Private U.S. Sponsored Deals Analysis as of September 2025. Lower Middle Market represented by companies with EBITDA of <$20 million. “Larger Market” represented by the core middle, upper middle, and large cap markets spanning EBITDA >$20 million to $100 million+.
(16)Pitchbook LCD Private Credit & Middle Market Quarterly Wrap, Third Quarter, 2025.
(17)KBRA DLD Research; Deal Counts by EBITDA as of September 30, 2025. Lower Mid-Market = <$20 million, Core Mid-Market $20-50 million, Upper Mid-Market = <$100 million; Large Cap = $100 million+; percentages may not equal 100% because of rounding and/or some transactions split proceeds for more than one purpose. For example, a refinancing and add-on acquisition.

(18)Inception to date (“ITD”) Total Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. All returns are derived from unaudited financial information and are net of all TCAP expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees. Returns are prior to the impact of early repurchase deductions for shares outstanding for less than one year and any potential upfront placement fees, unless otherwise noted. ITD Total Return has been annualized for periods less than or greater than one year. An investment in TCAP is subject to a maximum upfront placement fee of 1.5% for Class D and 3.5% for Class S, which would reduce the amount of capital available for investment, if applicable. There are no upfront placement fees for Class I shares. Past performance is historical and not a guarantee of future results. The returns have been prepared using unaudited data and valuations of the underlying investments in TCAP’s portfolios which are estimates of fair value and form the basis for TCAP’s NAV. Valuations based on unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value, and may not accurately reflect the price at which assets could be liquidated. The Class I inception date is May 10, 2022, which is the date Class I shares were first sold to third parties by AGTB Private BDC, TCAP’s predecessor. TCAP merged with AGTB Private BDC on January 1, 2023, with TCAP surviving. For additional information regarding such merger, see TCAP’s prospectus. The Class S inception date is October 1, 2023 and the Class D inception date is December 1, 2023. Class S ITD Total Return with and without upfront placement fee is 8.2% and 10.2%, respectively. Class D ITD Total Return with and without upfront placement fee is 9.7% and 10.6%, respectively.
(19)Annualized distribution rate reflects the current month’s distribution, divided by the last reported NAV, annualized, assuming the reinvestment of distributions in the distribution reinvestment plan. This does not include any Special Dividend. Distributions are not guaranteed and there can be no assurance as to the amount or timing of any future distribution. TCAP may fund distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we pay from such sources. Distributions may be funded, directly or indirectly, from temporary waivers or expense reimbursements borne by TCAP’s Adviser or its affiliates that may be subject to reimbursement to the Adviser or its affiliates. We have not established limits on the amounts we may fund from such sources. As of September 30, 2025, 100% of inception to date distributions were funded from net investment income or realized short-term capital gains. See TCAP’s prospectus for more information and TCAP’s website for notices regarding distributions subject to Section 19(a). Class S and Class D annualized distribution rate is 10.1% and 10.7%, respectively.
(20)TCAP distribution spread represents the annualized TCAP dividend distribution rate per share for Class I shares as a spread to average 3-month daily SOFR and the Cliffwater Direct Lending Senior Index. Weighted Average Yield as of September 30, 2025. Please see “Index Definitions” below. Dividend distribution rate reflects the annualized distribution per share for Class I shares in the specific period divided by beginning of period NAV. Please see footnote 19 for additional details on TCAP distributions.
(21)Excess Returns calculated as the total return difference between (i) TCAP and the Levered Loans Index, which is represented by the Morningstar LSTA US B/BB Ratings Loan Index and (ii) Non-Listed BDCs, which is represented by the Stanger Non-Listed BDC Index. Please see “Index Definitions” below. As of September 30, 2025, the three-month and one-year returns for TCAP were 2.0% and 9.9%, respectively. See Footnote 18 for additional information regarding return calculations. During this same period, the three-month and one-year returns for the Morningstar LSTA US B/BB Ratings Loan Index were 1.6% and 7.0%, respectively, and the 1-year return for the Stanger Non-Listed BDC Index was 8.6%.
(22)TPG Twin Brook expects to originate 100% of its loans as floating rate investments. Current portfolio includes >99% floating rate investments measured at fair value.
(23)As of September 30, 2025. Private Investments represent Level 3 investments in the investment portfolio which may be quoted or non-quoted but for which inputs to the valuation methodology are unobservable and significant to overall fair value measurement, divided by total investments.
(24)As of September 30, 2025. Debt-to-equity ratio represents the ratio of total principal outstanding debt to net assets.
(25)Estimated by KBRA Direct Lending Deals as of September 30, 2025 using Middle Market CLOs, Business Development Company Assets Under Management and Direct Lending Fund Assets Under Management.
(26)Private Debt Investor Fundraising Report 3Q2025; represents senior debt year-to-date fundraising.
(27)Pitchbook LCD year-to-date data for Leveraged Buyouts through September 30, 2025.

(28)LSEG LPC’s 3Q25 US Sponsored Market Private Deals Analysis as of September 30, 2025. Represents year-to-date volume.
(29)LSEG LPC’s 3Q25 US Sponsored Middle Market Private Deals Analysis; Sponsored MM M&A volume (US$bn) by EBITDA size. Lower Mid-Market defined as less than $25 million EBITDA, Core Mid-Market defined as $25 up to $50 million EBITDA, Upper Mid-Market defined as equal to or greater than $50 million EBITDA.
(30)KBRA DLD Research as of September 30, 2025; Percentages may not equal 100% because of rounding and/or some transactions split proceeds for more than one purpose. For example, a refinancing and add-on acquisition. Lower middle market represented by companies with EBITDA of less than $20 million.
(31)Average position size calculated as the weighted average position size as a percentage of fair value for debt investments.
(32)Number of new loans originated represent commitments to a particular portfolio company for the three months ended September 30, 2025.
(33)Total principal amount of investments committed for the three months ended September 30, 2025.
(34)Represents the amount of proceeds raised from shares sold in TCAP’s ongoing offering during the three months ended September 30, 2025.
(35)During July 1, 2025 to September 30, 2025, private debt investments in new portfolio companies (excluding add-ons and incremental loans to existing portfolio companies and drawdowns on delayed draw term loans and revolvers committed in prior periods) were underwritten with a yield of 9.1% (on average, in Q3’25, this yield was comprised of 4.0% base rate/floor and 5.1% spread).

Important Disclosure Information

Certain information contained in this Current Report on Form 8-K (the “Current Report”) has been obtained from third-party sources. While such information is believed to be reliable for the purposes used herein, Angelo, Gordon & Co., L.P. (“TPG Angelo Gordon”) has not independently verified such information and TPG Angelo Gordon makes no representation or warranty, express or implied, as to the accuracy or completeness of such information contained herein. Certain economic and market conditions contained herein has been obtained from published sources and/or prepared by third-parties and in certain cases has not been updated through the date hereof. There is no representation or guarantee regarding the reliability, accuracy or completeness of this material, and neither TPG Angelo Gordon, its affiliates nor their respective members, officers or employees will be liable for any damages including loss of profits which result from reliance on information obtained from or prepared by third parties. Past performance is no guarantee of future results.

Certain information contained in this Current Report constitutes “forward-looking statements” that can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “target,” “project,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. These may include TCAP’s financial estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends, including, without limitation, the potential impact of tariffs, and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. TCAP believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its prospectus and annual report for the most recent fiscal year, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or TCAP’s prospectus and other filings). Except as otherwise required by federal securities laws, TCAP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. Due to various risks and uncertainties, actual events or results or the actual performance of any TPG Angelo Gordon investment may differ materially from those reflected or contemplated in such forward-looking statements.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report shall not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

The information in this Current Report is neither an offer to sell nor a solicitation of an offer to buy any securities.

Index Definitions

Index Comparison: The volatility and risk profile of the indices presented herein is likely to be materially different from that of TCAP. In addition, the indices employ different investment guidelines and criteria than TCAP and do not employ leverage; as a result, the holdings in TCAP and the liquidity of such holdings may differ significantly from the securities that comprise the indices. The indices are not subject to fees or expenses, and it may not be possible to invest in the indices.

Stanger Non-Listed BDC Index: The Stanger NL BDC Index tracks the quarterly total return of non-listed business development companies, or BDCs, with total return generally defined as the change in NAV per share plus net distributions per share. To the extent a distribution reinvestment plan (“DRIP”) is available, total returns assume reinvestment of distributions in accordance with the specific terms of the applicable DRIP; otherwise, returns are compounded monthly (certain exceptions apply for fact specific circumstances). Upfront load is excluded in determining total return. Included share classes of component companies are weighted by aggregate share class NAV (estimated by Stanger when not separately reported) as of the beginning of the applicable quarter. Unless the criteria of the Stanger NL BDC Index states otherwise, the index generally includes, for all component companies, all common stock share classes that are or were made available through public stock offerings. However, Stanger may choose to include non-public share classes in its discretion.

Morningstar LSTA US B/BB Ratings Loan Index: The index is a sub-index of the Morningstar LSTA US Leveraged Loan 100 Index. The full Leveraged Loan 100 Index measures the performance of the 100 largest loan facilities meeting the criteria defined in Eligibility Criteria. The index is market-value weighted. The sub-index is composed of loans with ratings between BB+ and B-, as determined by S&P Global Ratings. TPG Twin Brook believes that the Leveraged Loan 100 B/BB index is the index whose constituents best match the credit profile of our borrowers. Its inclusion is intended to demonstrate how the most liquid of loans with similar credit quality to TPG Twin Brook’s loans have performed over different periods.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG Twin Brook Capital Income Fund

Dated: December 11, 2025	By:	/s/ Terrence Walters
	Name:	Terrence Walters
	Title:	Chief Financial Officer and Treasurer